UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 16, 2015

FIRST FOUNDATION INC.

Exact name of registrant as specified in its charter)

California	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18101 Von Karman Avenue, Suite 700 Irvine, CA 92612		92612
(Address of principal executive offices)		(Zip Code)

(949) 202-4160

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 16, 2015, First Foundation Inc. issued a press release reporting that it has consummated the acquisition of Pacific Rim Bank, a Hawaii state chartered banking corporation headquartered at Two Waterfront Plaza, 500 Ala Moana Blvd., Honolulu, Hawaii 96813 (“Pacific Rim”).

As set forth in the press release, the acquisition was effectuated by a merger of Pacific Rim Bank with and into First Foundation Bank, the Company’s wholly-owned banking subsidiary.  First Foundation Bank is the surviving bank in the merger and, as a result of the consummation of the merger, the separate existence of Pacific Rim has ceased and each share of Pacific Rim common stock outstanding at the effective time of the merger was converted into a right to receive 0.395 of a share of First Foundation common stock, and cash in lieu of any fractional shares.

The merger was consummated pursuant to an Agreement and Plan of Merger dated as of November 25, 2014.  A copy of that Agreement is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K, which the Company filed with the SEC on December 1, 2014 to report the Company’s entry into that Agreement.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and neither such information nor Exhibit 99.1 shall be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibit is furnished herewith.

Exhibit No.	Description of Exhibit

Exhibit 99.1	Press Release issued June 16, 2015 reporting the consummation by First Foundation Inc. of its acquisition of Pacific Rim Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION, INC.

Date: June 17, 2015	By:	/s/ JOHN M. MICHEL
John M. Michel
Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 99.1	Press Release issued June 16, 2015 reporting the consummation by First Foundation Inc. of its acquisition of Pacific Rim Bank.

E-1

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